2.02

REGISTRATION RIGHTS AGREEMENT


THIS AGREEMENT, made this 22nd day of February, 1996, among and between Paul J. Johnson, Jr., J. Christopher Oles, Wayne R. Ignatuk, Frederick
A. Baumle and Patrick J. Gracyalny (individually, each a "Holder" and collectively, the "Holders") and II-VI INCORPORATED, a Pennsylvania corporation (the "Company").
WITNESSETH:
WHEREAS, Holders, as of the date hereof, are the record and beneficial holders of an aggregate of 186,183 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"); and WHEREAS, Holders desire to have the Shares subject to the rights described herein;
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
Definitions.  For purposes of this Agreement:
The term "Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time;
The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time primarily responsible for administering the Securities Act;
The term "Merger Agreement" means the Merger Agreement and Plan of Reorganization by and among the Company, II-VI Lightning Optical Incorporated, Lightning Optical Corporation, and Paul J. Johnson, Jr.,
J. Christopher Oles, Wayne R. Ignatuk, Frederick A. Baumle, David A. Steffey, Tamara J. Shultz, Patrick J. Gracyalny, Dr. Gregory J. Quarles, Dr. Bruce Chai and Dr. Jeff Dixon; and

The term "Registrable Securities" means (i) the Shares and (ii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, in each case, which are held by a Holder.
Registration Under the Act. The Company shall use commercially reasonable efforts to file, as expeditiously as possible but in no event later than ninety (90) days of the date hereof, a registration statement under the Act on Form S-3 (or Form S-1 if Form S-3 is not available) (subject to obtaining all necessary consents from independent public accountants required to file such registration statement), covering the registration of all of the Registrable Securities then outstanding, and the Company shall use reasonable commercial efforts to cause such registration statement to be declared effective under the Act. The Company is not currently aware of any reason why it would not be able to file such registration statement within ninety (90) days of the date hereof.
Notice of Sales. Holders shall promptly notify the Company of sales made pursuant to any registration statement filed pursuant to this Agreement.
Registration Procedures. Whenever required under Paragraph 2 to effect the registration of any Registrable Securities, the Company shall:
Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use reasonable commercial efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration under Paragraph 2, the Company shall in no event be obligated to cause any such registration to remain effective for more than twenty-four (24) months, excluding any suspension of such effectiveness occurring as a result of an event described in the next succeeding sentence of this Section 4(a). In connection therewith, the Company shall use its best efforts to notify Holders of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and use best efforts, consistent with Company's past practices, to prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be required to update, pursuant to this Section 4, any such document during a period where the Company shall, in good faith and using reasonable business judgment, believe that the premature disclosure of any event or information would have a material effect on the Company.
Each Holder agrees that, upon receipt of any such notice from the Company of the happening of any event of the kind described herein, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.
Furnish to the Holders such numbers of copies of a final prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.
Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by Holders for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions (unless done in a prior offering), and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Holders pro rata based upon the number of shares registered, to the extent required by such jurisdiction.
Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each Holder shall furnish to the Company such information regarding such Holder or, the Registrable Securities held by them, and the intended method of disposition of such securities, as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company hereunder.
Expenses of Registration. All expenses incurred in connection with a registration effected pursuant to Paragraph 2 (excluding underwriters' or brokers' discounts and commissions, if any, and counsel, advisory or consultant fees of any selling Holder), including all registration and qualification fees, printers' and accounting fees (except as set forth in the Merger Agreement), and fees and disbursements of counsel for the Company, shall be borne by the Company. Any expenses of a registered offering under Paragraph 2 not required to be borne by the Company shall be borne pro rata by the Holders.
Delay of Registration. Holders shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:
To the extent permitted by law, the Company will indemnify and hold harmless each Holder joining in a registration, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any registration; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expenses or action if such settlement is effected without the consent of the Company nor shall the Company be liable in any such case for any such loss, claim, damage, liability, expenses, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.
To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, to which the Company and/or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by such Holder expressly for use in connection with such registration;
provided, however, that the indemnity agreement contained in this
Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.
Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section. Limitations on Transfer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns; provided, that the registration rights granted to the Holders in Section 2 hereof may not be assigned or transferred in whole or in part by any of the Holders.
Termination. Unless sooner terminated pursuant to the terms of this Agreement, the obligations of the Company pursuant to Section 2 hereof shall expire upon the earlier of: (i) the sale or other disposition of the Registrable Securities by the Holders, (ii) twenty-four (24) months following the effectiveness of the registration statement filed pursuant to Paragraph 2 (subject to extension as set forth in Paragraph 4(a) hereof), or (iii) the date when the Registrable Securities then outstanding may be resold during the succeeding three-month period without the Holders being required to deliver a prospectus with respect thereto under the Act or the rules and regulations promulgated thereunder. In addition to the foregoing, the obligations of the Company pursuant to this Agreement shall terminate as to any Holder who notifies the Company in writing that such Holder does not wish to have such Holder's shares registered hereunder.
Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.
Governing Law. This Agreement, together with the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to any jurisdiction's conflicts of laws provisions.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices. Any notice, request or other communication required or permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon (i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery, (iii) legible facsimile transmission with confirmation of receipt, or (iv) the expiration of five (5) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, to the Company at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056,
Attention: Francis J. Kramer, President (telecopy: 412-352-4980), with a copy to Robert D. German, Esquire, Sherrard, German & Kelly, P.C., One Oliver Plaza, 35th Floor, Pittsburgh, Pennsylvania 15222 (telecopy:
412-261-6221), and to any of the Holders, c/o Lightning Optical Corporation, 431 E. Spruce Street, Tarpon Springs, Florida 34689 (telecopy: 813-938-9493), with a copy to Michael T. Cronin, Esquire, Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., 911 Chestnut Street, P.O. Box 1368, Clearwater, Florida 34617-1368 (telecopy: 813-441-8617), or such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Section.
Amendments. This Agreement may not be amended without the written consent of the holders of at least a majority of the then outstanding Registrable Securities.
IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized officer or partner as of the day first above written.
                                    HOLDERS:
WITNESS:


  /s/ Michael T. Cronin                 /s/ Paul J. Johnson, Jr.
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                                            Paul J. Johnson, Jr.

WITNESS:


  /s/ Michael T. Cronin                 /s/ J. Christopher Oles
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                                            J. Christopher Oles

WITNESS:


  /s/ Michael T. Cronin                   /s/ Wayne R. Ignatuk
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                                              Wayne R. Ignatuk

WITNESS:


  /s/ Michael T. Cronin                   /s/ Frederick A. Baumle
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                                              Frederick A. Baumle

WITNESS:


  /s/ Michael T. Cronin                   /s/ Patrick J. Gracyalny
-------------------------           ----------------------------------
                                              Patrick J. Gracyalny


WITNESS:                            II-VI INCORPORATED


      Robert D. German              By:   /s/ Francis J. Kramer
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      Secretary                     Title:    President
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